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                                                                 EXHIBIT 4(j) TO
                                                 1997 ANNUAL REPORT ON FORM 10-K

                         FIRST AMENDATORY LOAN AGREEMENT


         This First Amendatory Loan Agreement (the "Amendment") is made as of the 12th day of September, 1997, by and among LEXINGTON COUNTY, SOUTH CAROLINA, a body politic and corporate, and a political subdivision of the State of South Carolina (hereinafter called the "County"); ELLETT BROTHERS, INC., a South Carolina corporation (hereinafter called the "Company"); and THE BANK OF NEW YORK (the "Trustee"), as successor to Citizens and Southern Trust Company (South Carolina), National Association, as Trustee under that certain Trust Indenture, dated as of November 1, 1988 (the "Indenture") between the County and Citizens and Southern Trust Company (South Carolina), National Association.

         WHEREAS, by Ordinance enacted on November 4, 1988 (the "1988 Ordinance"), the County Council of Lexington County (the "County Council") authorized the issuance of its $9,100,000 Industrial Revenue Refunding Bonds, Series 1988 (Ellett Brothers Limited Partnership Project) (the "Bonds"), pursuant to the provisions of Chapter 29, Title 4 of the Code of Laws of South Carolina 1976, as amended (the "Enabling Act"), to refinance the acquisition of warehouse facilities on behalf of Ellett Brothers Limited Partnership, a North Carolina limited partnership (the "Predecessor Company"), under the terms of a loan agreement dated as of November 1, 1988 (the "Loan Agreement") between the County and the Predecessor Company; and

         WHEREAS, the Predecessor Company evidenced its obligations under the Loan Agreement by that certain promissory note, dated December 1, 1988 (the "Note") in the original principal amount of $9,100,000 to the County which the County assigned to the original trustee by assignment dated December 1, 1988 and the Predecessor Company secured its obligations under the Note and the Loan Agreement, as assigned by the County to the original trustee, by giving the original trustee a Mortgage and Security Agreement dated as of November 1, 1988 (the "Mortgage"); and

         WHEREAS, the Bonds were issued by the County pursuant to the terms of the Indenture; and

         WHEREAS, pursuant to the terms of an Assignment and Assumption Agreement, dated as of June 9, 1993, between the Predecessor Company and the Company, the Company has succeeded to all rights and obligations of the Predecessor Company with respect to the Loan Agreement; and

         WHEREAS, the Trustee is successor trustee in compliance with the terms of the Indenture to Citizens and Southern Trust Company (South Carolina), National Association; and

         WHEREAS, Sections 1002 and 1102 of the Indenture permit the amendment of the


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Bonds, the Loan Agreement, and the Indenture with the consent of the owner of all outstanding Bonds; and

         WHEREAS, the original interest rate on the Bonds is 10.625%; and

         WHEREAS, The Depository Trust Company, under its nominee name Cede & Co., is the registered owners of all of the outstanding Bonds on behalf of its beneficial owner The Bank of New York, as custodian (the "Custodian") on behalf of Municipal Income Opportunities Trust and Municipal Income Trust II, funds managed by Dean Witter InterCapital, Inc. (collectively, the "Bondholder"); and

         WHEREAS, the Bondholder, as the owner of all the outstanding Bonds, has agreed to a reduction of the interest rate on the Bonds from 10.625% to 7.50% upon elimination of the optional redemption features of the Bonds.

         NOW, THEREFORE, in consideration of the recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the County, and the Trustee, intending to be legally bound hereby, agree as follows:

         Section 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be part of this Amendment.

         Section 2. Amendments. The Loan Agreement is hereby amended as set forth in this Section 2.

                  (a) Section 11.2 of the Loan Agreement is hereby deleted in its entirety.

                  (b) Section 11.3 of the Loan Agreement is hereby deleted in its entirety.

                  (c) Section 11.5 of the Loan Agreement is hereby amended by deleting the reference to Section 11.2 therein.

                  (d) All references in the Loan Agreement to the Series 1988 Bonds shall hereinafter be deemed to refer to the Amended Bonds issued pursuant to the terms of the First Supplemental Indenture and described in Exhibit A attached thereto.

                  (e) All references in the Loan Agreement to the term "Note" shall hereinafter be deemed to mean the Note (as defined therein) as modified by the modification to Note attached hereto as Exhibit A.

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         Section 3. Conditions to Effectiveness. This Amendment is hereby subject to receipt by the Trustee and the Bondholder of all the following conditions precedent and are further subject to the condition that, as certified to the Trustee by the Company, no default or event of default under the Loan Agreement, the Note, the Bonds, the Mortgage, or the Indenture occur to be continuing:

                  (a) The original Amended Bonds, duly executed by the County.

                  (b) The original counterpart of this Amendment to be executed by the parties hereto.

                  (c) A Mortgage Modification Agreement duly executed by the Company and the Trustee modifying the Mortgage in form and substance as satisfactory to the Trustee and duly recorded in the Office of the Clerk of Court of Lexington County, South Carolina.

                  (d) An original counterpart of the First Supplemental Trust Indenture, duly executed by the parties thereto.

                  (e) a written opinion addressed to the Bondholder and Trustee of Nexsen, Pruett, Jacobs, Pollard & Robinson, L.L.P., counsel to the Company, in form and substance satisfactory to the Bondholder and the Trustee.

                  (f) A written opinion addressed to the Bondholder and Trustee of Haynsworth, Marion, McKay & Guerard, L.L.P., Bond Counsel, in form and substance as satisfactory to the Bondholder and the Trustee.

                  (g) Receipt by the Trustee of an endorsement to its existing Mortgagee title insurance policy, policy number 41020202000149 issued by Chicago Title Insurance Company, which endorsement must be in all respects satisfactory to the Trustee and must ensure the Trustee's first lien position pursuant to the Mortgage, as modified.

         Section 4. No Other Amendment. Except for the amendment set forth above, the text of the Loan Agreement shall remain unchanged and in full force and effect. The Loan Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, alter, limit, diminish, vary, or affect any provision, condition, covenant, or agreement contained in the Loan Agreement, except as herein amended, nor affect nor impair any rights, powers, or remedies under the Loan Agreement as hereby amended. The County and the Company promise and agree to perform all their respective obligations and agreements under the Loan Agreement, as hereby amended; the Loan Agreement, as amended, being hereby ratified and affirmed. The County and the Company hereby expressly agree that the Loan Agreement, as amended, is in full force and effect.

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         Section 5. Representations and Warranties of the Company. The Company
hereby represents and warrants to the parties hereto as follows:

                  (a) No default or event of default, nor any act, event, condition, or circumstance which with the passage of time or the giving of notice or both, would constitute a default or an event of default, under the Loan Agreement has occurred and is continuing as of the date hereof.

                  (b) The Company is a corporation duly incorporated under the laws of the State of South Carolina, is in good standing and duly qualified to do business in the State of South Carolina, and has the corporate power and authority to enter into this Amendment, the modification to the Note, the Mortgage Modification Agreement, and by proper corporate action has been duly authorized to execute and deliver the Amended Note and Mortgage Modification Agreement, and to do all acts and things that are required or contemplated hereunder to be done, observed, and performed by it.

                  (c) By proper action, the Company has duly authorized the execution, delivery, and performance of this Amendment, the Mortgage Modification Agreement, and the Modification to Note, and this Amendment, the Mortgage Modification Agreement, and the Modification to Note, have been validly executed and delivered by, and constitute the legal, valid, and binding obligations of, the Company, enforceable against it in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, or other laws affecting the enforcement of creditors' rights or by usual limitations on the availability of equitable remedies.

                  (d) The execution and delivery of this Amendment, the Mortgage Modification Agreement, and the Modification to Note, and the Company's performance hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Company nor be in contravention of or in conflict with the Company's partnership agreement, or the provision of any statute, or any judgment, order, or indenture, instrument, agreement, or undertaking, to which the Company is a party or by which the Company's assets or properties are or may become bound.

                  (e) There is no litigation pending or threatened against the Company which would in any manner materially adversely affect the business or financial condition of the Company or materially adversely affect the Project or the obligations of the Company under the Loan Agreement, as amended.

                  (f) There are no liens or encumbrances on the Project (as defined in the Loan Agreement) except Permitted Encumbrances (as defined in the Loan Agreement).

         Section 6. Representations and Warranties of the County. The County hereby represents and warrants to the parties hereto as follows:

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                  (a) No default or event of default, nor any act, event,
condition, or circumstance which with the passage of time or the giving of notice or both, would constitute a default or an event of default, under the Loan Agreement or the Indenture has occurred and is continuing as of the date hereof.

                  (b) The County is a body politic and corporate and a political subdivision of the State of South Carolina, and pursuant to Chapter 29, Title 4 of the Code of Laws of South Carolina 1976, as amended (the "Enabling Statute") is authorized to issue its bonds to refinance or refund outstanding obligations issued to finance the cost of "project" as defined in the Enabling Statute, to issue its bonds and loan the proceeds of such bonds to "industries" as defined in the Enabling Statute for the purpose of defraying the cost of providing such projects, and to enter into agreements with industries for the purpose of providing for the payment of bonds issued under the Enabling Statute; the County is authorized and empowered to enter into this Amendment, the modification to the Note, and by ordinance duly enacted has been duly authorized to execute and deliver this Amendment, the Amended Bonds, and the First Supplemental Trust Indenture, and to do all acts and things that are required or contemplated hereunder or thereunder to be done, observed, and performed by it.

                  (c) By proper action, the County has duly authorized the execution, delivery, and performance of this Amendment, the First Supplemental Trust Indenture, the Amended Bonds, and this Amendment, the First Supplemental Trust Indenture, and the Amended Bonds have been validly executed and delivered by, and constitute the legal, valid, and binding obligations of, the County, enforceable against it in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, or other laws affecting the enforcement of creditors' rights or by usual limitations on the availability of equitable remedies.

                  (d) There is no litigation pending or threatened against the County which would in any manner materially adversely affect the business or financial condition of the County or materially adversely affect the Project or the obligations of the County under the Indenture as supplemented or the Amended Bonds.


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         Section 7. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of South Carolina with respect to agreements made and to be performed wholly in the State of South Carolina and shall be construed, interpreted, performed, and enforced in accordance therewith.

         IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the date and year first above written.

                                       ELLETT BROTHERS, INC.


                                       By:  /s/ E. Wayne Gibson
                                            ---------------------
                                       Its: Corporate Secretary


                                       LEXINGTON COUNTY, SOUTH CAROLINA
(SEAL)

ATTEST:                                By:  /s/ William B. Banning
                                            ------------------------
                                                Chairman, County Council of
                                                Lexington County, South Carolina
/s/ Dorothy K. Black
----------------------------------
Clerk, County Council of Lexington
County, South Carolina

                                       THE BANK OF NEW YORK, as Trustee


                                       By:  /s/ Watson T. Barger
                                            ----------------------
                                       Its: Agent

         The undersigned The Bank of New York, as Custodian, hereby consents to the amendment of the Loan Agreement pursuant to the terms of the foregoing First Amendatory Loan Agreement.

                                       THE BANK OF NEW YORK, as Custodian


                                       By:  _______________________________

                                       Its:  ______________________________


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